Exhibit 4.2

Appendix A

Form of Warrant

Appendix B

INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To: Vemics, Inc.

This Investor Questionnaire ("Questionnaire") must be completed by the Investor to subscribe for and purchase from the Company that number of shares of the Company's common stock, value $0.001 per share (the "Common Stock'') set forth on Purchaser's signature page to Subscription Agreement (the "Investor Shares") at a price per share of $0.12, and associated warrants to purchase Common Stock for a number of shares calculated by multiplying the aggregate number of Investor Shares by thirty percent (30%) with an exercise price $0.04 per  share (the “Warrants”) on the terms and subject to the conditions set forth in the Subscription Agreement. These warrants are exercisable for a period of (5) Five years from date of issuance which is concurrent with the signing of this contract.

The securities are being offered and sold by Vemics, Inc. (the "Company") without registration under the Securities Act of 1933, as amended (the "Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor.

The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential except to the extent requested by the Securities and Exchange Commission or state securities regulators.

By signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities.

All potential investors must answer all applicable questions and complete, date and sign this Questionnaire.

Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A. BACKGROUND INFORMATION

Name: Ravine Valley Partners, LLC

Address: 370 Ravine Drive
(Number and Street)

Highland Park, Illinois                   60035
(City)     (State)          (Zip Code)

Telephone Number: (847) 433-8300

If I am an individual:
Age:_______           Citizenship:____________

If a corporation, partnership, limited liability company, trust or other entity:
Type of entity: Limited Liability Company

State of formation:_____________   Date of formation: July, 28, 2008

Social Security/Taxpaer Identification No. LLC Tax ID# Pending

B. STATUS AS ACCREDITED INVESTOR The undersigned is an "accredited investor'ks such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):'

___(1) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974. if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if

_____________
1 As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which home from long-term capital gains has been reduced in arriving at adjusted gross income.

a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

___(2) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___(3) an organization described in Section 5Ol(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

___(4) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Securities exceeds $1,000,000;

___(5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

___(6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and 1f-T

 ✓ (7) an entity in which all of the equity owners are accredited investors (as defined above).

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this 29th day of July 2008, and declares under oath that it is truthful and correct

James H. Desnick, MD
Print Name

By: /s/ James H. Desnick, MD
Signature

Title: Member Manager
(required for any purchaser that is a corporation, partnership, trust or other entity)